Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-3 of:

Our report dated March 14, 2006, except for Note 26, as to which the date is August 31, 2006 on our audits of the consolidated financial statements of Lyondell Chemical Company relating to the financial statements, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting of Lyondell Chemical Company; and

Our report dated February 24, 2006, on our audits of the financial statements of LYONDELL-CITGO Refining LP.

We also hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 14, 2006 relating to the financial statements, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting of Equistar Chemicals, LP, which is included in Lyondell Chemical Company’s Annual Report on Form 10-K for the year ended December 31, 2005.

We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ PRICEWATERHOUSECOOPERS, LLP

Houston, Texas

September 6, 2006